Exhibit 10.30

AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS

This Agreement of Purchase and Sale and Escrow Instructions dated as of June 25, 2012 (the “Effective Date”), is between McKAY HENRY, LLC, a California limited liability company (“Seller”), and SYNAPTICS INCORPORATED, a Delaware corporation (“Buyer”).

ARTICLE 1

PURCHASE AND SALE OF PROPERTY

1.1 Sale. Seller is the owner or holder, as the case may be, of the Property described below and herewith agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, the Property. The “Property” consists of all of the following:

(a) Land. All of Seller’s estate, title, right and interest in and to that certain real property, consisting of approximately seven and eighty-four hundredths (7.84) acres of land, located at 1109, 1151 and 1251 McKay Drive in the City of San Jose, County of Santa Clara, State of California (APNs 244-19-047, 244-19-032 and 244-19-023) and more particularly described in Exhibit A attached hereto (the “Land”).

(b) Appurtenances. The interest of Seller, if any, in all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals and oil, gas and other hydrocarbon substances on and under the Land; development rights; rights of way; sidewalks; and all other appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are collectively referred to as the “Appurtenances”).

(c) Improvements. The interest of Seller in all structures, buildings and other improvements located on the Land, including, without limitation, three (3) buildings, consisting of approximately one hundred fifty-one thousand two hundred forty-seven (151,247) leasable square feet in the aggregate located on the Land, and in all fixtures located therein or used in connection with the operation or occupancy thereof (all of which are collectively referred to as the “Improvements”). The Land, Appurtenances and Improvements are collectively referred to herein as the “Real Property”.

(d) Personal Property. The interest of Seller, if any, in all (i) site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams (excluding any copyright applicable to such architectural renderings and/or plans), if any, which relate to the Real Property and are in Seller’s possession; (ii) licenses and permits which relate to the Real Property and are assignable by Seller to Buyer; and (iii) equipment, tools, machinery, supplies and other personal property, if any, attached or pertaining to, or otherwise used in connection with and located within the Real Property (the “Personal Property”).

(e) Intangible Property. The interest of Seller, if any, to the extent transferable, in any warranties and guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alteration of the Improvements, warranties on equipment and other goods constituting fixtures in the Improvements, and Seller’s interest, if any, in licenses and permits relating to the use and operation of the Property (all of which are collectively referred to as the “Intangible Property”). After the Closing (as defined below), Seller shall have (and in that regard reserves to itself) rights and benefits of any such indemnification, hold harmless and defense rights or causes of action assignable to Buyer at Closing hereunder as are necessary in defense of or otherwise in connection with any claims, actions or proceedings against Seller for which indemnity, hold harmless or defense is available thereunder.

1.2 Purchase Price.

(a) The purchase price of the Property is Twelve Million Ninety-nine Thousand Seven Hundred Sixty and 00/100 Dollars ($12,099,760.00) (the “Purchase Price”).

(b) The Purchase Price shall be paid as follows:

(i) Concurrently with or prior to the execution of this Agreement by Buyer and Seller, Buyer shall deposit into an escrow account (the “Escrow”) established with First American Title Insurance Company, 1737 North First Street, Suite 500, San Jose, CA 95112, Attn: Liz Zankich (the “Title Company”) by wire transfer or cashier’s check the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Deposit”). The Deposit shall be placed by Title Company in an interest-bearing account, with interest accruing in the name of Buyer and, if applicable, credited to the Purchase Price upon the Closing (as defined below). The interest accrued on the Deposit, or applicable portion thereof, while in escrow shall be deemed part of the Deposit for purposes of this Agreement.

(ii) Upon the satisfaction (or waiver in writing by Buyer) of the conditions set forth in Sections 2.1(a) through 2.1(f), but in no event later than the expiration of the Feasibility Period referred to in Section 2.2(b) below, the Deposit shall become non-refundable to Buyer (except as otherwise expressly provided in this Agreement) and shall be credited against the Purchase Price at the Closing (defined in Section 1.2(b)(iii) below).

(iii) The balance of the Purchase Price (subject to the apportionments and credits provided for in this Agreement) shall be deposited into the Escrow for payment to Seller, all in cash, at the consummation of the purchase and sale transaction contemplated hereunder (the “Closing”). In addition to payment of the balance of the Purchase Price at Closing, Buyer shall accept title to the Property as of the Closing hereunder subject to all non-delinquent real property taxes and assessments encumbering the Property (prorated as of the Closing).

(c) THE PARTIES HERETO AGREE THAT SELLER’S ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN. THE PARTIES HERETO AGREE THAT THE AMOUNT OF THE DEPOSIT, INCLUDING ANY INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER. BUYER AGREES THAT IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO SUCH DEFAULT OR BREACH BY BUYER OF BUYER’S OBLIGATION TO PURCHASE THE PROPERTY, SELLER, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY, AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER’S SOLE REMEDY IN THE EVENT BUYER DEFAULTS OR BREACHES IN ITS OBLIGATION TO PURCHASE THE PROPERTY HEREUNDER. THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY DEFAULT OR BREACH BY BUYER OF ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATION OR RESTORATION OBLIGATION OF BUYER UNDER THIS AGREEMENT, OR ANY OTHER OBLIGATION OF BUYER THAT EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT. THIS LIQUIDATED DAMAGES PROVISION ALSO SHALL NOT SERVE AS A LIMITATION ON THE AMOUNT OF ATTORNEYS’ FEES THAT SELLER MAY PURSUE OR COLLECT FROM BUYER IN THE EVENT SELLER INCURS ATTORNEYS’ FEES IN ATTEMPTING TO COLLECT OR RETAIN THE LIQUIDATED DAMAGES REFERRED TO HEREIN. BY INITIALING THIS SECTION 1.2(c) BELOW, SELLER AND BUYER AGREE TO THE TERMS OF THIS SECTION 1.2(c).

INITIALS: SELLER MR              INITIALS: BUYER JBH

1.3 Independent Contract Consideration. Concurrently with the mutual execution of this Agreement, Buyer shall deliver directly to Seller the amount of One Hundred and 00/100 Dollars ($100.00) as independent consideration (“Independent Contract Consideration”) for Seller’s execution of this Agreement and agreement to sell the Property to Buyer on and subject to the terms and conditions of this Agreement, including, without limitation, the grant to Buyer of the right to conduct its due diligence investigation of the Property and the grant to Buyer of the right to terminate this Agreement (pursuant to Section 2.2(b) below) on or before the expiration of the Feasibility Period in connection with such due diligence investigation. The Independent Contract Consideration is not applicable to the Purchase Price and shall be retained by Seller in the event of the Closing or any termination of this Agreement.

ARTICLE 2

CONDITIONS

2.1 Conditions Precedent to Buyer’s Obligation. Buyer’s obligation to purchase the Property is conditioned upon the following:

(a) Buyer’s review and approval in Buyer’s sole and absolute discretion of a current ALTA commitment to issue extended coverage title insurance, issued by First American Title Insurance Company (“Title Insurer”) in favor of Buyer in the full amount of the Purchase Price, together with copies of all documents and instruments referenced in the Requirements and Schedule B (Exceptions) section (“Title Commitment”), and a current ALTA-ACSM certified survey of the Real Property (“ALTA Survey”), in sufficient detail to support the issuance of a ALTA extended coverage owner’s policy of title insurance at Closing. Prior the execution of this Agreement, Buyer has ordered the Title Commitment and the ALTA Survey and Seller has furnished to Buyer a copy of the ALTA survey in Seller’s possession (and referred to in Exhibit B attached hereto. The ALTA Survey shall be obtained by Buyer prior to the Closing Date at Buyer’s expense.

(b) Buyer’s review and approval in Buyer’s sole and absolute discretion of the physical condition of the Property, including, without limitation, the structural, electrical, and mechanical condition of the Property and the presence or absence of “Hazardous Materials” (defined below) in or from its soil and groundwater, or anywhere else in or around the Property. For purposes of this Agreement, the term “Hazardous Materials” shall mean any chemical, substance, waste or material which is deemed hazardous, toxic, a pollutant or a contaminant, under any federal, state or local statute, law, ordinance, rule, regulation or judicial or administrative order or decisions, now or hereafter in effect, or which has been shown to have significant adverse effects on human health or the environment. Hazardous Materials shall include, without limitation, substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; in the regulations adopted and publications promulgated pursuant to such laws; and in the Hazardous Materials storage, use or discharge laws, regulations and ordinances of the County of Santa Clara.

(c) Buyer’s review and approval in Buyer’s sole and absolute discretion of all zoning, land use, building, environmental and other statutes, ordinances, laws, rules, or regulations applicable to the Property.

(d) Buyer’s review and approval in Buyer’s sole and absolute discretion of the documents identified on Exhibit B attached hereto and such other documents as Buyer may reasonably request in writing from Seller excluding the Excluded Documents referred to below (the “Documents”). Buyer acknowledges that Seller is furnishing or making available, or has furnished and made available, to Buyer the documents referred to in Exhibit B as a courtesy to Buyer and that Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the documents referred to in Exhibit B or any other documents or reports provided by Seller to Buyer under the terms of this Agreement. Buyer covenants, represents and warrants to Seller that Seller shall have no liability to Buyer or any of Buyer’s officers, directors, shareholders, partners, members, managers, affiliates, agents, employees and/or representatives in any manner arising from the use or reliance on the Documents by Buyer or any of Buyer’s officers, directors, shareholders, partners, members, managers, affiliates, agents, employees and/or representatives. Seller has furnished or made available to Buyer, prior to the Effective Date, copies of the documents referred to in Exhibit B and, following the Effective Date, shall furnish or make available to Buyer other Documents within two (2) business days of Buyer’s request therefore. Prior to the Closing, Buyer shall maintain as confidential the Documents and any and all material obtained about the Property (“Confidential Information”) and shall not disclose Confidential Information to any uninvolved third party; provided, however, Buyer shall have the right to disclose Confidential Information to involved third parties who require information to assist Buyer in Buyer’s due diligence investigations of the Property, provided that Buyer shall take reasonable steps to require such involved third parties to agree to be bound by the confidentiality provisions in this Section 2.1(d). If the Closing fails to occur for any reason other than Seller’s default, the Documents shall be promptly returned to Seller. Notwithstanding anything to the contrary contained herein, the foregoing covenants made by Buyer to keep confidential such Confidential Information shall expressly not include any disclosure or dissemination of portions of the Confidential Information to the extent legally compelled to do so, otherwise required by law, statute, court order or subpoena, in the public domain or in the possession of Buyer or any involved third party. Anything herein to the contrary notwithstanding, Seller shall not be obligated to provide to Buyer, and Buyer shall have no right to inspect or make copies of, any of the following: any purchase and escrow agreements and correspondence pertaining to Seller’s acquisition of the Property (and Seller shall be entitled to redact the purchase price paid by Seller for the Property from any documents furnished to Buyer); any letters of intent or proposals to purchase or sell the Property submitted to or received from any prospective purchasers of the Property; any appraisals; any financing documents: any economic evaluations of the Property prepared by or for Seller; Seller’s organizational documents and records; and any internal budgets or financial projections prepared by Seller or its advisors, managers, attorneys, accountants or consultants for Seller or any of its constituent partners or members (collectively, the “Excluded Documents”).

(e) Buyer’s review and approval in Buyer’s sole and absolute discretion of all service contracts and any other contracts or agreements related to or affecting the Property.

(f) Buyer’s review and approval in Buyer’s sole and absolute discretion of the economic feasibility of the Property and feasibility of the buildings located on the Land for Buyer’s intended ownership and use.

(g) Seller shall have timely performed in all material respects all of its obligations under this Agreement prior to the Closing.

(h) The Title Insurer shall be ready, willing and able to issue to Buyer at Closing an ALTA extended coverage owner’s policy of title insurance, with coverage in an amount equal to the Purchase Price showing title to the Property vested in Buyer subject only to the Conditions of Title referred to in Section 4.1 below. If Buyer has not issued to the Title Insurer, prior to the Closing Date, a current ALTA-ACSM Survey sufficient to meet the requirements of the Title Insurer for issuance of the ALTA extended coverage owner’s policy of title insurance referred to above and, as a result thereof, the Title Insurer will not issue to Buyer as of the Closing hereunder an ALTA extended coverage owner’s policy of title insurance as described above, then the condition set forth in this Section 2.1(h) shall be deemed satisfied if the Title Insurer will issue to Buyer as of the Closing an ALTA standard owner’s policy of title insurance, with coverage in an amount equal to the Purchase Price showing title to the Property vested in Buyer subject only to the Conditions of Title referred to in Section 4.1 below, all matters that would be disclosed by a current survey of the Real Property and the standard printed exceptions set forth on an ALTA standard owner’s policy of title insurance (except any exception which Title Insurer has committed, in writing, to insure over prior to the expiration of the Title Contingency Period).

(i) All of Seller’s representations and warranties set forth in Section 6.3 shall be true and correct as of the Closing.

(j) There shall have been no termination of this Agreement pursuant to Article 7.

2.2 Contingency Periods.

(a) Buyer shall have until 5:00 p.m., Pacific Time, on July 16, 2012, which is twenty-one (21) calendar days from the Effective Date of this Agreement (such period being referred to herein as the “Title Contingency Period”), to review and approve in Buyer’s sole and absolute discretion the matters described in Section 2.1(a). Seller shall have no obligation to remove or cure any title matters objected to by Buyer, except that Seller agrees to remove from the condition of title at Closing (without the necessity of Buyer delivering any notice disapproving such matters) all deeds of trust or mortgages entered into by Seller affecting the Real Property. If, on or before the expiration of the Title Contingency Period, Buyer fails to notify Seller in writing of Buyer’s approval described in Section 2.1(a) above, then Buyer shall be deemed to have elected to terminate this Agreement, in which event all rights and obligations of the parties hereunder (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease and Buyer shall be entitled to the prompt return of the Deposit. If, prior to the expiration of the Title Contingency Period, Buyer notifies Seller in writing of Buyer’s approval of the matters described in Section 2.1(a) above, then Buyer shall be deemed to have approved the matters described in Section 2.1(a) and such matters shall no longer be conditions to Buyer’s obligations hereunder.

(b) Buyer shall have until 5:00 p.m. on July 16, 2012, which is twenty-one (21) days following the Effective Date (such period being referred to herein as the “Feasibility Period”) to review and approve in Buyer’s sole discretion the matters described in Sections 2.1(b)-(f) above. If, prior to the expiration of the Feasibility Period, Buyer does not notify Seller in writing of Buyer’s unconditional approval or waiver of all of the matters described in Sections 2.1(b)-(f) above, then Buyer shall be deemed to have elected to terminate this Agreement, in which event all obligations under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease and Buyer shall be entitled to the prompt return of the Deposit. If, prior to the expiration of the Feasibility Period, Buyer notifies Seller in writing of Buyer’s unconditional approval or waiver of the matters described in Sections 2.1(b)-(f) above, then Buyer shall be deemed to have approved the matters described in Sections 2.1(b)-(f) and such matters shall no longer be conditions to Buyer’s obligations hereunder.

(c) If any of the conditions set forth in Sections 2(g)-(j) above are not satisfied or waived in writing by Buyer on or before the Closing, then, at the option of Buyer, this Agreement shall terminate upon written notice to Seller and, in the event of such termination, the Deposit made by Buyer hereunder shall be returned to Buyer, and the parties shall have no further obligations under this Agreement (other than those that expressly survive the termination of this Agreement); provided, however, in the event this Agreement is terminated as a result of a material default by Seller hereunder, Buyer shall have all of the rights and remedies available to Buyer under Section 11.2 below.

2.3 Seller’s Conditions to Closing. Seller’s obligation to sell the Property and perform its obligations incident to the Closing hereunder is conditioned upon the following:

(a) Buyer shall have performed and complied with all of the material covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth herein for performance of such material covenants and agreements.

(b) All of Buyer’s representations and warranties set forth in Section 6.4 shall be true and correct as of the Closing Date.

If the condition in Section 2.3(a) or in Section 2.3(b) is not satisfied (or waived in writing by Seller), then, at Seller’s election, in its sole discretion, by written notice to Buyer, this Agreement shall terminate. In the event of such termination, Seller shall be entitled to receive and retain the Deposit as liquidated damages, and all obligations of Seller and Buyer under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease.

ARTICLE 3

RIGHT OF ENTRY

3.1 Buyer’s Independent Investigation.

(a) During the Feasibility Period, Buyer acknowledges that it will investigate to the extent deemed necessary by Buyer, all matters relating to title and governmental regulations affecting the Property, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes. In addition, Buyer and its representatives, agents, consultants and contractors shall have the right to enter the Property, or applicable portion thereof, to inspect it, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, and all other physical and functional aspects of the Property (each, a “Buyer Inspection”) subject to the following terms and conditions:

(i) Buyer shall not be in default of this Agreement.

(ii) Buyer shall provide Seller with at least two (2) business day’s prior written or oral notice of any Buyer Inspection.

(iii) Each Buyer Inspection shall be at Buyer’s sole cost.

(iv) The persons or entities performing the Buyer Inspections shall be properly licensed (to the extent an applicable license is required) and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered such permits to Seller, prior to performing any tests on the Property.

(v) Buyer shall not undertake, or cause to be undertaken, any physical or invasive testing or drilling of the Property without Seller’s prior written approval, which approval Seller may give or withhold in Seller’s sole discretion. If Seller consents in writing to such physical or invasive testing or drilling, then Seller shall be entitled to impose reasonable conditions on such testing or drilling, including, without limitation, the condition that Seller be provided split samples of Buyer’s core samples resulting from such testing or drilling.

(vi) Unless otherwise requested by Seller, all the Buyer Inspections shall be during normal business hours. In connection with the exercise of Buyer’s rights under this Section 3.1(a), Buyer shall comply, and cause its agents, employees, contractors, consultants and other representatives to comply, with all reasonable security requirements of Seller with respect to the Improvements.

(vii) Seller shall have the right to have one (1) or more representatives of Seller accompany Buyer and Buyer’s representatives, agents, consultants or contractors while they are on the Property.

(viii) If the Property is damaged by Buyer or any of its agents, employees, affiliates, consultants, contractors, subcontractors or other representatives, in connection with a Buyer’s Inspection and Buyer does not purchase the Property, then Buyer, at Buyer’s sole cost and expense, shall immediately repair such damage and restore the Property to its condition existing immediately prior to the Buyer Inspections. Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by the Buyer Inspections do not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property. The restoration obligation contained in this Section 3.1(a)(viii) shall survive the termination of this Agreement.

(ix) Buyer shall indemnify, protect and defend (with counsel reasonably acceptable to Seller) and hold harmless Seller and its members, managers, employees, agents and affiliates for, from and against any and all claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, costs, liabilities and losses (including mechanics’ liens) and expenses (including, without limitation, attorneys’ fees) to the extent arising out of any entry by Buyer or any of its agents, employees, representatives, consultants or contractors. The foregoing indemnity and defense obligations do not apply to (a) any loss, liability, cost or expense to the extent arising from or related to the negligence or willful misconduct of Seller or any of its agents, employees or contractors, (b) any diminution in value of the Property arising from or relating to the mere discovery of any pre-existing condition on the Property by Buyer during its investigation of the Property, or (c) the spread or release of any Hazardous Materials which are merely discovered (but not deposited, released, spilled, exacerbated or discharged) on or under the Property by Buyer or any of its agents, employees, affiliates, contractors, subcontractors, materialmen and other representatives (provided, however, Buyer’s indemnification, defense and hold harmless obligations stated in this subsection 3.1(a)(ix) shall be applicable to claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, costs, liabilities and losses (including mechanics’ liens) and expenses (including, without limitation, attorneys’ fees) to the extent arising from any Hazardous Materials that are exacerbated by the acts omissions of Buyer or any of its agents, employees, affiliates, contractors, consultants or other representatives. The obligations of Buyer contained in this Section 3.1(a)(ix) shall survive Closing or any termination of this Agreement.

(x) Each Buyer Inspection, and the results thereof, shall remain confidential pursuant to the terms of Section 12.3 of this Agreement. The obligations of Buyer contained in this Section 3.1(a)(x) shall survive the termination of this Agreement.

ARTICLE 4

TITLE

4.1 Conditions of Title. At the Closing, as a condition to Buyer’s obligation to perform its obligations incident to the Closing hereunder, Seller shall convey fee title to Real Property to Buyer by grant deed in the form attached hereto as Exhibit C (the “Deed”) subject to the following exceptions:

(a) Non delinquent taxes and assessments, a lien not yet due and payable;

(b) Any exceptions disclosed by the Title Commitment delivered to Buyer pursuant to Article 2 above but only to the extent approved or deemed approved by Buyer pursuant to Section 2.2 above (or otherwise approved in writing by Buyer);

(c) Any exceptions which may be caused by the actions of Buyer or any of its agents, employees, affiliates, contractors, subcontractors or consultants;

(d) The standard printed exceptions set forth on an ALTA extended owner’s policy of title insurance except any such exception which Title Insurer has committed, in writing, to insure over prior to expiration of the Title Contingency Period; and

(e) Zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property.

All of the foregoing exceptions shall be referred to collectively as the “Conditions of Title.”

4.2 Evidence of Title. Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Insurer to issue or commit to issue, at Closing, an ALTA extended coverage owner’s policy of title insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title and otherwise in form and substance as reflected in the latest version of the Title Commitment issued, including such endorsements as the Title Insurer has committed to provide, prior to expiration of the Feasibility Period (the “Title Policy”). Buyer shall obtain, at Buyer’s sole cost and expense, a current or updated ALTA-ACSM survey of the Property sufficient to meet the requirements of the Title Insurer to issue such ALTA extended owner’s policy of title insurance.

ARTICLE 5

BUYER’S WORK PRODUCT

In the event this Agreement terminates for any reason (other than as a result of any breach or default by Seller), then, upon request made by Seller to Buyer in writing, Buyer shall deliver to Seller, at no charge or cost to Seller, without representation or warranty of any kind whatsoever, express or implied, as to accuracy or completeness, all third party reports, assessments and studies obtained or received by Buyer related to the Property, or any portion thereof; provided the foregoing shall not include any attorney work product obtained or received by Buyer related to the Property or any third party work product. The provisions of this Article 5 shall survive the termination of this Agreement.

ARTICLE 6

AS IS SALE; RELEASE OF CLAIMS

6.1 “As Is” Purchase. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AS OF THE CLOSING AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY AND IMPROVEMENTS ON THE LAND, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE VACANCY OR OCCUPANCY OF THE PROPERTY, AND (XI) THE ECONOMICS OF THE OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT IT SHALL USE ITS INDEPENDENT JUDGMENT AND MAKE ITS OWN DETERMINATION AS TO THE SCOPE AND BREADTH OF THE DUE DILIGENCE INVESTIGATION WHICH IT SHALL MAKE RELATIVE TO THE PROPERTY.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY AND THE IMPROVEMENTS THEREON (INCLUDING, WITHOUT LIMITATION, WHETHER THE PROPERTY IS LOCATED IN AN AREA WHICH IS DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY). BUYER UNDERTAKES AND ASSUMES THE RISKS ASSOCIATED WITH ALL MATTERS PERTAINING TO THE PROPERTY’S LOCATION IN ANY AREA DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY. THE PROVISIONS OF THIS SECTION 6.1 SHALL INDEFINITELY SURVIVE THE CLOSING HEREUNDER OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE GRANT DEED.

6.2 Release.

(a) Without limiting the above, as of the Closing hereunder, Buyer waives on behalf of itself and its agents, employees, members, managers, partners, officers, directors, shareholders, affiliates, successors and assigns, any and all right to recover from Seller and from Seller’s members and manager, the affiliates of Seller and the respective members, managers, partners, trustees, shareholders, directors, officers, employees, agents, successors and assigns of each of them (collectively, the “Seller Related Parties”), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, demands, actions, causes of action, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, including without limitation title to the Property, the physical and environmental condition of the Property, and the closure thereof, or any law or regulation applicable thereto (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.)). The preceding to the contrary notwithstanding, the waiver and release described in this Section 6.2 shall not apply to any claims for breach of any express representation or warranty of Seller set forth in Section 6.3 of this Agreement or any fraud committed by Seller.

(b) In connection with subsection (a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Buyer hereby agrees, acknowledges, represents and warrants that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, actions, costs, losses and expenses and other liabilities which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and the Seller Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, actions, costs, losses and expenses and other liabilities which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.

(c) Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 6.2. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 6.2, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this Section 6.2 are a material part of the Agreement and are accepted by Buyer; provided, however that failure of Buyer to initial this Section 6.2 below shall not invalidate this Section 6.2 nor any other provision of this Agreement.

Buyer’s Initials: JBH

6.3 Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as follows, all of which shall survive the Closing for a period of six (6) months:

(a) Seller is a California limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Subject to the disclosures and other provisions set forth in Section 6.5 below, Seller has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement. This Agreement has been duly authorized and executed by Seller and the person(s) signing this Agreement on behalf of Seller, and upon delivery to and execution by Buyer shall be a valid and binding agreement of Seller.

(b) Seller is not bankrupt or insolvent under any applicable federal or state standard, has not filed for protection or relief under any applicable bankruptcy or creditor protection statute and has not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

(c) To the current actual knowledge of Seller, subject to the disclosures and other provisions set forth in Section 6.5 below, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Seller is a party or by which Seller is bound. No consents or waivers of or by any third party are necessary to permit the consummation by Seller of the purchase and sale transaction contemplated by this Agreement.

(d) To the current actual knowledge of Seller, Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). To the extent of Seller’s actual knowledge, Seller is not: (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (2) a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (3) owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

(e) There are no leases, tenancies or third party occupancy agreements relating to or affecting the Property, and except for Seller and except as may be set forth in any documents recorded against the Real Property and subject to the disclosures set forth in Section 6.5 below, no party has any rights to occupy, use or possess the Property.

(f) Seller has not received any written notice of any violation of any law, ordinance, regulation, order or requirement applicable to the Property which has not been cured, and Seller is unaware of any such uncured violation.

(g) Subject to the disclosures set forth in Section 6.5 below, there is no litigation or similar proceeding pending, or to Seller’s knowledge, threatened, which relates to the Property.

For purposes of Seller’s representations and warranties above, the phrase “to the current actual knowledge of Seller,” shall mean the current actual knowledge of James Mair and Mark Regoli as of the date of execution of this Agreement by Seller, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to James Mair or Mark Regoli. James Mair is the manager of Seller and also has a direct or indirect ownership interest in the Property. Mark Regoli is an officer of the property manager that manages the Real Property and also has a direct or indirect ownership interest in the Property. Seller, James Mair and Mark Regoli shall not be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Seller set forth herein, Buyer agrees that neither James Mair nor Mark Regoli shall be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Buyer in connection with such breach of such representation or warranty.

The preceding notwithstanding, Seller shall promptly advise Buyer if Seller acquires any information following the Effective Date which would make any of the representations and warranties set forth in Section 6.3 above untrue; provided that it shall not be a breach of such representation or warranty if the new information, event or condition which renders the representation or warranty untrue was not known by Seller as of the Effective Date. If Seller or Buyer acquires any new information following the Effective Date which would (i) make any of the representations or warranties contained in Section 6.3 (a)—(d) untrue in any material respect, then, as Buyer’s sole remedy, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all rights and obligations under this Agreement (except those that expressly survive the termination of this Agreement) shall cease, the Deposit shall be promptly returned to Buyer and Seller shall reimburse Buyer for its out-of-pocket costs incurred in connection with Buyer’s due diligence review and investigation of the Property in an amount not in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) together with interest thereon at the rate of ten percent (10%) per annum from the date of demand for payment to the date of payment, if payment is not made within ten (10) days after demand therefore, which obligation shall survive termination, or (ii) make any of the representations or warranties contained in Section 6.3 (e)—(g) untrue in any material respect, then, as Buyer’s sole remedy, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all rights and obligations under this Agreement (except those that expressly survive the termination of this Agreement) shall cease and the Deposit shall be promptly returned to Buyer; provided, however, if the new information causing any representation or warranty to be untrue is based on or caused by an act(s) or omission(s) of Buyer or any of the agents, employees, officers, directors, affiliates, contractors, consultants or other representatives of Buyer, then Buyer shall not have the right to terminate this Agreement or to receive the return of any portion of Buyer’s Deposit as provided in this Section based on such representation or warranty that becomes untrue. If, prior to the Closing hereunder, Buyer becomes aware of any facts that make any of the representations or warranties set forth in Section 6.3 untrue, but Buyer nevertheless elects to proceed with the Closing hereunder, then Buyer shall be deemed to have waived any claim against Seller based on such untrue representation or warranty. The provisions of the immediately preceding sentence shall survive the Closing.

The representations and warranties of Seller set forth in this Section 6.3 shall survive the Closing for a period of six (6) months, and Seller shall only be liable to Buyer hereunder for a breach of representation or warranty made by it herein with respect to which a claim is made by Buyer against such Seller before the end of such six (6) month period.

6.4 Buyer’s Representations. Buyer hereby represents and warrants to Seller as follows, all of which shall survive the Closing for a period of six (6) months:

(a) Buyer is a corporation, validly existing and in good standing under the laws of the State of California. Buyer has the full right, capacity, power and authority to enter into and carry out the terms of this Agreement. This Agreement has been duly authorized and executed by Buyer and the person(s) signing this Agreement on behalf of Buyer, and upon delivery to and execution by Seller shall be a valid and binding agreement of Buyer.

(b) Buyer is not bankrupt or insolvent under any applicable federal or state standard, has not filed for protection or relief under any applicable bankruptcy or creditor protection statute and has not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

(c) To the current actual knowledge of Buyer, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Buyer is a party or by which Buyer is bound. No consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transaction contemplated by this Agreement.

(d) To the current actual knowledge of Buyer, Buyer is in compliance with the requirements of the Order referred to in Section 6.3(d) above and other similar requirements contained in the rules and regulations of the OFAC and in any enabling legislation or other Executive Orders or regulations in respect thereof. To the extent of Buyer’s actual knowledge, Buyer is not: (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists (as defined in Section 6.3(d) above); (2) a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders (as defined in Section 6.3(d) above); or (3) owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

The representations and warranties of Buyer set forth in this Section 6.4 shall survive the Closing for a period of six (6) months, and Buyer shall only be liable to Seller hereunder for a breach of representation or warranty made by it herein with respect to which a claim is made by Seller against such Buyer before the end of such six (6) month period.

For purposes of Buyer’s representations and warranties above, the phrase “to the current actual knowledge of Buyer,” shall mean Jim Harrington, Senior Vice-President, as of the date of execution of this Agreement by Buyer, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Jim Harrington. Neither Buyer nor Jim Harrington shall be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Buyer set forth herein, Seller agrees that Jim Harrington shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Seller in connection with such breach of such representation or warranty.

6.5 Seller Disclosures. Seller hereby discloses to Buyer, and Buyer is aware, that Seller previously entered into a purchase and sale agreement with a third party, Pacific Northern Capital, LLC (“PNC”), pursuant to which Seller agreed to sell and convey the Property to PNC. PNC notified Seller that PNC assigned its rights to acquire the Property to International Capital Enterprises LLC (“ICE”). Seller has given PNC and ICE written notice that ICE is in breach under the purchase and sale agreement for failing to timely close escrow thereunder. Seller also has notified PNC and ICE that, as a result of such breach, Seller has elected to terminate the purchase and sale agreement with ICE. Neither PNC nor ICE has acknowledged that the purchase and sale agreement to which it was a party with Seller has terminated or that ICE has any further right to purchase the Property. Seller has demanded the release to Seller of the deposit made by PNC that is currently held in escrow, however, ICE has not authorized the release of such deposit to Seller. Seller may desire to initiate legal action to require the release of such deposit to Seller.

If, between the date of execution of this Agreement and the Closing hereunder, PNC or ICE initiates any legal action against Seller related to the purchase and sale agreement referred to in the immediately preceding sentence and/or the Property and files a lis pendens (notice of pending action) against the Real Property, or any portion thereof, in connection with such legal action, then, anything herein to the contrary notwithstanding, (i) Seller shall notify Buyer not later than two (2) business days following Seller receiving a demand letter or other written notice from PNC or ICE or otherwise obtaining actual knowledge of such third party’s initiation of any such legal action and, at all times thereafter, promptly provide Buyer with copies of any lis pendens, summons, complaint or other document related to such legal action filed in court or any other venue in which such information is publicly available, (ii) Seller shall not be obligated to take any action to remove the lis pendens, if applicable; however, Seller may elect, in its sole and absolute discretion, at no cost to Buyer, to take any steps Seller desires to remove any such lis pendens from the condition of title of the Real Property, (iii) if Seller elects to take steps to remove any such lis pendens from the condition of title of the Real Property and such lis pendens has not been removed from the condition of title of the Real Property on or before two (2) business days prior to the scheduled Closing Date (as referenced in Section 10.2 below), then Buyer shall have the right in its sole and absolute discretion to extend the scheduled Closing Date by a written notice given to Seller prior to the scheduled Closing Date for a period of up to ninety (90) days to allow Seller additional time to try to remove such lis pendens (and in the event Buyer timely exercises such right to extend the Closing Date, then the Closing Date shall be the earlier of (1) the date seven (7) calendar days following the date such lis pendens is removed from the Real Property or (2) the expiration of the aforementioned ninety (90) day period), and (iv) if Seller has not removed any such lis pendens from the Real Property and/or Title Insurer is unwilling to commit to issue the Title Policy without any exception or exclusion from coverage on account of any claim by such third party on or before the scheduled Closing Date, as the same may be extended pursuant to the terms of clause (iii) immediately above, then (x) Seller shall not be in breach or default hereunder for failing to remove any such lis pendens and/or on account of Title Insurer’s action, and (y) provided Buyer is not in breach or default under this Agreement, Buyer shall have the right to terminate this Agreement by written notice given by Buyer to Seller whereupon the Deposit shall be promptly returned to Buyer, and, in the event of such termination, all rights and obligations of the parties hereunder (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations) shall cease.

ARTICLE 7

RISK OF LOSS AND INSURANCE PROCEEDS

7.1 Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed Three Hundred Fifty Thousand Dollars ($350,000.00) and (b) such damage or destruction is fully insured. In such instance, upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of (x) any insurance proceeds or condemnation awards collected by and paid to Seller as a result of any such damage or destruction or condemnation and (y) the amount of the deductible applicable to such damage or destruction under any such insurance policies, less (z) any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, or the restoration or repairs have not been completed by Seller as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

7.2 Major Loss. If the cost to repair any damage or destruction of the Property or diminution in value of the Property following a condemnation as specified above exceeds Three Hundred Fifty Thousand Dollars ($350,000.00), or if the damage, destruction or diminution is not insured or adequately insured (regardless of the cost to repair), then (in either instance) Buyer may, at its option to be exercised within ten (10) days of Buyer’s receipt of Seller’s written notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) terminate this Agreement by giving written notice to Seller within such ten (10) day period or (b) consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer so terminates this Agreement, then the Deposit shall be promptly returned to Buyer and neither party shall have any further rights or obligations hereunder except such obligations as expressly survive the termination of this Agreement. If Buyer elects to proceed with the purchase or fails to give Seller written notice within the above referenced ten (10) day period of Buyer’s termination of this Agreement, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of (x) any insurance proceeds or condemnation awards (in an amount not to exceed the Purchase Price) collected by Seller as a result of any such damage or destruction or condemnation under any policy of insurance carried by Seller with respect to such loss and (y) the amount of the deductible applicable to such damage or destruction under any such insurance policy/ies, less (z) any sums expended by Seller toward the restoration or repair of the Property. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards (in an amount not to exceed the Purchase Price) shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

ARTICLE 8

BROKERS AND EXPENSES

Seller and Buyer each represents and warrants to the other that it has not dealt with any real estate broker, agent or salesperson in connection with this transaction to whom a commission may be owed other than Cushman & Wakefield, representing Seller, and Kidder Mathews, representing Buyer. Cushman & Wakefield and Kidder Mathews are collectively referred to in this Article 8 as “Brokers”. In the event the Closing occurs hereunder, Seller covenants and agrees to pay Brokers a commission at Closing pursuant to a separate agreement between Seller and Brokers. Buyer shall indemnify, defend and hold harmless Seller on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder’s fee, including attorneys’ fees and court costs, arising from or brought by any third party (other than Brokers) who has dealt or claims to have dealt with Buyer pertaining to the Property; and Seller shall indemnify, defend and hold harmless Buyer on account of any claims, demands, causes of action, or judgments respecting payment of any sales commission, brokerage commission or finder’s fee, including attorneys’ fees and court costs, arising from or brought by any third party (including Brokers) who has dealt or claims to have dealt with Seller pertaining to the Property. The obligations under this Article 8 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

ARTICLE 9

AGREEMENTS AFFECTING THE PROPERTY

9.1 Agreements and Contracts. Following the Effective Date and until the Closing or earlier termination of this Agreement, Seller shall not enter into any lease, contract or other agreement affecting the Property, or modify, terminate (except as provided in this Section 9.1 below), extend or renew any contract or any other agreement affecting the Property, without first obtaining Buyer’s approval, which approval may be withheld in Buyer’s sole and absolute discretion; provided, however, the preceding to the contrary notwithstanding, Seller, at its sole cost and expense, (x) may enter into any new contract(s) or agreement(s) (excluding leases and financing documents) affecting the Property, or applicable portion thereof, so long as the same are terminated or expire prior to the Closing hereunder, and/or (y) may enter into any new contract(s) or agreement(s) (excluding leases and financing documents) affecting the Property to prevent imminent damage or injury from occurring with respect to or on the Property, or any portion thereof. If Seller, after obtaining Buyer’s prior written consent, enters into any new lease, contract or agreement, or agrees to modify, extend, renew or terminate any lease or other contract or agreement affecting the Property, then Seller will promptly notify Buyer of such action taken by Seller. Any contract, agreement or lease, or modification, termination, extension or renewal of any contract, agreement or lease, submitted to Buyer for Buyer’s approval shall be deemed approved by Buyer if not disapproved in writing within three (3) business days following Buyer’s receipt of such submittal. The preceding to the contrary notwithstanding, without Buyer’s prior written approval and without having to provide prior notice to Buyer but subject to the provisions of Section 6.5 above, Seller also shall have the right, but not the obligation, to enter into any agreement with ICE and/or PNC referred to in Section 6.5 above the effect of which is to remove any lis pendens that ICE and/or PNC may file against the Real Property, provided such agreement does not prevent or impair Seller’s ability to consummate the sale of the Property to Buyer on the terms and as otherwise provided for in this Agreement.

9.2 Termination of Existing Contracts. Effective as of the Closing hereunder, Seller shall terminate the following contracts or agreements currently in effect, if any, related to the Property: landscape maintenance contract, HVAC maintenance contract, pest and rodent control contracts, janitorial service contract, fire monitoring and fire protection contracts, exterior lighting maintenance contract, security contract and the property management agreement; provided, however, if any such fire monitoring contract and/or fire protection contract cannot by its terms be terminated on thirty (30) days prior written notice and the other party to such fire monitoring contract and/or fire protection contract will not agree to the termination of such contract(s) as of the Closing, then such fire monitoring contract and/or fire protection contract, as applicable, shall not be terminated by Seller and, as of the Closing hereunder, Buyer shall be deemed to have assumed all of Seller’s obligations thereunder accruing from and after the Closing. The provisions of this Section 9.2 shall survive the Closing hereunder.

9.3 General Operation of Property. Except as specifically set forth in this Article 9, Seller shall operate the Property after the Effective Date in the ordinary course of Seller’s business, and except as necessary in Seller’s sole discretion to address (a) any life or safety issue at the Property, (b) any requirements of or obligations under any documents recorded against the Property, or (c) any other matter which in Seller’s reasonable discretion materially adversely affects the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material fixtures without the prior written consent of Buyer which consent may be withheld in Buyer’s sole and absolute judgment. Under no circumstances shall Seller be required or obligated under this Agreement to undertake, or cause to be undertaken, any capital improvements or capital repairs with respect to the Property or any portion thereof.

ARTICLE 10

CLOSING AND ESCROW

10.1 Escrow Instructions. Seller and Buyer agree to execute such reasonable escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement and to consummate the sale of the Property to Buyer pursuant to the terms and conditions of this Agreement.

10.2 Closing. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on or before the date which is seven (7) calendar days following the expiration of the Feasibility Period (the “Closing Date”); provided, however, Buyer shall have the right to extend the Closing Date pursuant to the provisions of Section 6.5 above. Time is of the essence as to the Closing. Except for such extension of the Closing Date as provided in Section 6.5 above, the Closing Date may be extended only with the prior written approval of both Seller and Buyer (which approval may be given or withheld in the party’s sole discretion).

10.3 Deposit of Documents.

(a) At least one (1) business day prior to the Closing, Seller shall deposit into the Escrow the following items:

(i) the duly executed and acknowledged Deed conveying the Property to Buyer in the form attached hereto as Exhibit C. The Deed shall be recorded in the Official Records of Santa Clara County at the Closing, together with a separate statement regarding documentary transfer tax in the form attached hereto as Exhibit C-1, containing the information requested therein (the “Transfer Tax Statement”), which Transfer Tax Statement shall not be recorded as a public record in the Official Records of Santa Clara County, but shall be filed with the County Recorder of Santa Clara County, California when the Deed is recorded in the Official Records;

(ii) two (2) duly executed counterparts of an Assignment of Warranties, Guaranties and Intangible Property in the form attached hereto as Exhibit D (the “Assignment of Warranties”);

(iii) a duly executed Affidavit in the form attached hereto as Exhibit E (“FIRPTA Affidavit”) in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, certifying that Seller is not a “foreign person” or otherwise subject to federal tax withholding in connection with this transaction;

(iv) a duly executed Withholding Exemption Certificate in the form attached hereto as Exhibit F (“593-C”) in compliance with California law, certifying that Buyer is not required to withhold payment of any portion of the Purchase Price under California law in connection with this transaction; and

(v) a duly executed Bill of Sale in the form attached hereto as Exhibit G (“Bill of Sale”).

(b) At least one (1) business day prior to the Closing, Buyer shall deposit into the Escrow the following items:

(i) funds necessary to close this transaction, including, without limitation, the balance of the Purchase Price and Buyer’s share of closing costs and prorations; and

(ii) two (2) duly executed counterparts of the Assignment of Warranties.

(c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

(d) On the Closing Date (or such other date as Buyer and Seller may otherwise agree in their sole and absolute discretion to consummate the Closing hereunder), provided Title Company is in receipt of the documents, instruments and funds referred to in Section 10.3(a) and Section 10.3(b) above, Title Company shall consummate the Closing by recording the Deed and disbursing the Purchase Price less Seller’s share of closing costs and prorations to Seller. Promptly following the Closing, Title Company shall deliver to Seller and Buyer a fully executed original of the Assignment of Warranties and Title Company shall deliver to Buyer the original of the Bill of Sale and a copy of the FIRPTA Affidavit and 593-C executed by Seller.

(e) At the Closing, Seller shall deliver possession of the Real Property to Buyer, subject to the Conditions of Title. In addition, at the Closing, or promptly thereafter, Seller shall deliver to Buyer the keys to the buildings located on the Land in Seller’s possession or control.

10.4 Prorations and Closing Costs.

(a) Subject to this Section 10.4 below, all real and personal property taxes and assessments, including, without limitation, supplemental taxes, if any; water, sewer and utility charges (calculated on the basis of the period covered); and any other expenses normal to the operation and maintenance of the Property, shall all be prorated as of the Closing, on the basis of a 360 day year. If, prior to the Closing, Seller has commenced any contest or filed any objection with any applicable taxing authority as to real property taxes and assessments attributable to the Real Property for the period prior to the Closing Date, Seller shall have the right to continue such proceeding following the Closing and any refunds attributable to any period prior to the Closing Date shall be paid to and retained by Seller, and Buyer shall have no interest therein. To the extent that Buyer is required by law to participate in any such tax contest, Buyer agrees to reasonably cooperate with Seller in such proceeding.

Any expense to be prorated as provided above which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but in no event later than one hundred eighty (180) days after the Closing. A statement setting forth such agreed proration shall be delivered to the Title Company, provided the Title Company shall not be required to calculate any such prorations. Seller and Buyer shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Section 10.4(a) and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 10.4(a). This Section 10.4(a) shall survive the Closing. Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum from the date of demand for payment to the date of payment, if payment is not made within ten (10) days after demand therefor.

(b) Seller shall pay all County transfer taxes associated with the conveyance of the Real Property from Seller to Buyer. Seller and Buyer shall split equally all City conveyance taxes to be paid in connection with the conveyance of the Real Property from Seller to Buyer. Seller shall pay the portion of the premium for Buyer’s Title Policy allocable to an ALTA standard owner’s policy of title insurance. Buyer shall pay the cost of Buyer’s endorsements, if any, and the excess cost of the ALTA extended coverage owner’s policy of title insurance. Buyer and Seller shall split equally all escrow fees incurred in connection with the consummation of the sale of the Property by Seller to Buyer. All other customary closing costs incurred shall be allocated to Buyer and Seller in accordance with the custom in Santa Clara County. Except as provided in Section 12.5 and Section 12.6 below, each party shall pay its own attorneys’ fees incurred in connection with this Agreement and the transaction described herein.

ARTICLE 11

BUYER’S AND SELLER’S DEFAULT

11.1 Buyer’s Default.

(a) Default. Buyer shall be deemed to be in default under this Agreement if Buyer fails, for a reason other than Seller’s default hereunder or the failure of a condition precedent to Buyer’s obligation to perform hereunder, to meet, comply with or perform any covenant, agreement or obligation on Buyer’s part required within the time limits and in the manner required in this Agreement, or there shall have occurred a material breach of any representation or warranty made by Buyer; provided, however, no such default shall be deemed to have occurred unless and until Seller has given Buyer written notice thereof, describing the nature of the default, and Buyer has failed to cure such default within five (5) days of the receipt of such notice (but in any event on or before the Closing Date, unless such default occurs after Closing).

(b) Liquidated Damages. If Buyer shall be deemed in default under this Agreement at or before the Closing, which default is not timely cured, and Seller does not waive such default, Seller may, as its sole and exclusive remedy: (i) terminate this Agreement by written notice delivered to Buyer on or before the last to occur of the Closing Date, and (ii) in the event of such termination, Seller shall be entitled to receive and retain the Deposit made by Buyer hereunder as liquidated damages pursuant to Section 1.2(c) of this Agreement, whereupon the Parties shall have no further rights or obligations under this Agreement (other than those that expressly survive the termination of this Agreement and the rights and remedies arising out of any breach of such surviving obligations). For avoidance of doubt, nothing stated in this Section 11.1(b) or elsewhere in this Agreement limit Buyer’s liability with respect to, or limit or preclude recourse by Seller against Buyer with respect to, any breach or default by Buyer of any of Buyer’s indemnification, defense and/or hold harmless obligations or restoration obligations under this Agreement or limit the amount of attorneys’ fees that Seller may pursue or collect from Buyer in the event Seller incurs attorneys’ fees in attempting to collect or retain the liquidated damages referred to above or in enforcing any of Seller’s rights or remedies against Buyer following any breach or default by Buyer of any of Buyer’s indemnification, defense and/or hold harmless or restoration obligations under this Agreement, including recovery of Seller’s attorneys fees and costs incurred in connection with any such enforcement action.

(c) Remedies After Termination or Closing. If this Agreement has been terminated or the Closing has occurred, then subject to the provisions of Section 11.1(b) above, Seller shall not be entitled to bring a claim against Buyer (except to enforce its rights under Section 11.1(b) above) unless Seller establishes that Buyer shall have materially breached a representation or warranty contained in Section 6.4 or that Buyer is in default in respect of a material obligation of Buyer which this Agreement expressly provides will survive termination or the Closing, as applicable, in which event, if such default is not timely cured, Seller may, as its sole and exclusive remedy, institute and prosecute an action to collect its actual monetary damages, if any; provided, however, in no event shall Seller be entitled to seek or recover from Buyer damages in an amount in excess of One Hundred Fifty Thousand Dollars (the “Liability Cap”). The preceding to the contrary notwithstanding, the Liability Cap referred to in the immediately preceding sentence shall not apply to (i) any claim of fraud asserted by Seller against Buyer or (ii) any breach or default by Buyer of any of its indemnification, defense or hold harmless obligations or restoration obligation set forth in this Agreement.

(d) Exclusive Remedies. The rights and remedies set forth in this Section 11.1 shall constitute Seller’s sole and exclusive remedies under this Agreement in the event of Buyer’s default hereunder. Under no circumstances, other than as expressly provided in this Section 11.1(d) below, shall Buyer be liable to Seller for any punitive, special or consequential damages, including, without limitation, lost profits, loss of business or lost income. The prohibition on recovery of consequential damages set forth in the immediately preceding sentence shall not be applicable to any breach or default by Buyer of any of its indemnification, defense or hold harmless obligations or restoration obligation set forth in this Agreement.

11.2 Seller’s Default.

(a) Default. Seller shall be deemed to be in default under this Agreement if Seller fails, for a reason other than Buyer’s default hereunder or the failure of a condition precedent to Seller’s obligation to perform hereunder, to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in the Agreement, or there shall have occurred a material breach of any representation or warranty made by Seller, provided, however, no such default shall be deemed to have occurred unless and until Buyer has given Seller written notice thereof, describing the nature of the default, and Seller has failed to cure such default within five (5) days of receipt of such notice (but in any event before the Closing Date, unless such default occurs on the Closing Date or after Closing).

(b) Remedies Before Closing. If Seller shall be deemed in default under Section 11.2(a) at or before Closing, and Buyer does not waive such default, Buyer may pursue one of the following remedies, each of which shall be Buyer’s sole and exclusive remedy:

(i) Institute and prosecute an action to compel specific performance of this Agreement against Seller, in which case Buyer shall have no claim for damages or any other remedy against Seller except Buyer may institute and prosecute an action to collect Buyer’s actual monetary damages for delayed performance by Seller, if any, including its attorneys fees and costs incurred in connection with such action; provided, however, if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in Santa Clara County on or before the date thirty (30) days following the date upon which the Closing hereunder was to have occurred, then Buyer shall be deemed to have elected to terminate this Agreement and receive the return of its Deposit as provided in Section 11.2(b)(ii) below; or

(ii) Terminate this Agreement by written notice delivered to Seller on or before the Closing Date and, in the event of such termination, Buyer shall be entitled, as Buyer’s sole and exclusive remedy, to the prompt return of the Deposit made by Buyer hereunder and, if this Agreement is terminated by Buyer due to a material breach of any of Seller’s representations or warranties set forth in Section 6.3(a) through 6.3(d) above, then Seller also shall reimburse Buyer for Buyer’s out of pocket costs incurred in connection with Buyer’s due diligence review and investigation of the Property in an amount not in excess of Fifty Thousand Dollars ($50,000.00) together with interest thereon at the rate of ten percent (10%) per annum from the date of Seller’s receipt of written demand for payment (and reasonable back up documentation evidencing Buyer’s out of pocket costs) from Buyer to the date of payment if payment is not made within ten (10) days after Seller’s receipt of such demand therefore, which obligation shall survive termination.

(iii) Except as provided in Section 11.2(b)(i) and Section 11.2(b)(ii), Buyer shall not be entitled to seek to recover from Seller any monetary damages or reimbursement of Buyer’s out of pocket expenses based on any breach or default by Seller at or before Closing and in no event shall Buyer be entitled to seek or recover from Seller damages in an amount in excess of the Liability Cap. Under no circumstances shall Seller be liable to Buyer for any consequential damages, including, without limitation, lost profits, loss of business or lost income.

(c) Remedies After Closing.

(i) If the Closing has occurred, Buyer shall not be entitled to bring a claim against Seller unless Buyer establishes that Seller shall have materially breached a representation or warranty contained in Section 6.3 or a material obligation contained in this Agreement that has not terminated or expired; however, in no event shall Buyer be entitled to consequential or exemplary damages and in no event shall Buyer be entitled to seek or recover from Seller damages in an amount in excess of One Hundred Fifty Thousand Dollars (the “Liability Cap”). The preceding to the contrary notwithstanding, the Liability Cap shall not apply to any claim of fraud asserted by Buyer against Seller. All other claims of Buyer against Seller shall be deemed waived to the extent provided in Section 6.2 above.

(ii) Buyer shall not be entitled to bring any claim against Seller for misrepresentation or breach of warranty if and to the extent Buyer had actual knowledge before Closing of the existence of such misrepresentation or breach of warranty and nevertheless elected to proceed to Closing.

(d) Termination Procedure. Upon termination of this Agreement in accordance with this Section 11.2, the Deposit made by Buyer hereunder shall be promptly returned to Buyer. Seller shall be responsible for all cancellation charges and escrow charges required to be paid to the Title Company.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be deemed to have been given when delivered by U.S. Mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission (provided a copy of such notice is sent not later than the next day by one of the other means provided above). Notices and/or demands shall be addressed as follows:

To Buyer:	Synaptics Incorporated 3120 Scott Blvd. Santa Clara, CA 95054 Attn: Jim Harrington, Senior Vice-President Fax No.: (408) 454-5200

with a copy to:	Synaptics Incorporated 3120 Scott Santa Clara, CA 95054 Attn: Greg DeWolfe, General Counsel Fax No.: (408) 454-5200

and a copy to:	Greenberg Traurig, LLP
2375 East Camelback Road Suite 700 Phoenix, AZ 85018 Attn: Rebecca Burnham Fax No.: (602) 445-8664

To Seller:	McKay Henry, LLC c/o South Bay Development Company 1690 Dell Avenue Campbell, California 95008 Attn: Mark J. Regoli Fax No.: (408) 379-3229

with a copy to:	Berliner Cohen Ten Almaden Boulevard 11th Floor San Jose, California 95113 Attn: Samuel L. Farb, Esq. Fax No.: (408) 998-5388

To Escrow Agent:	First American Title Insurance Company 1737 North First Street Suite 500 San Jose, CA 95112 Attn: Liz Zankich, Escrow Officer Fax No.: (408) 451-7928

or to such other address as either party or Escrow Agent may from time to time specify in writing to the other party and (as applicable) Escrow Agent. Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, registered or certified, return receipt requested. Facsimile notices shall be deemed received on the day sent if delivered prior to 5:00 p.m. or if sent after 5:00 p.m., then deemed received on the next day, provided the transmitting telecopier or facsimile machine has confirmed that the notice has been completed or sent without error.

12.2 Entire Agreement. This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, letter of intent, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

12.3 Confidentiality. Buyer shall not make any public announcement or disclosure of any information related to or contained in this Agreement to outside brokers (other than the Brokers referred to in Article 8 above) or third parties before the Closing, without the specific prior written consent of Seller, except for disclosures necessary to satisfy any regulatory reporting requirements imposed on Buyer (as hereinafter provided) or such disclosures to Buyer’s partners, members, officers, directors, employees, agents (including the respective parties’ real estate broker), consultants, attorneys, accountants, prospective lenders and/or exchange facilitator as may be necessary to permit Buyer to perform its obligations hereunder and as required to comply with applicable laws; provided, however, nothing stated herein shall be construed to allow Buyer to release the terms of this Agreement to any broker or other party, except as provided for in this Section 12.3. Nothing stated herein shall preclude Seller or Buyer from disclosing that Buyer and Seller have entered into a written agreement for the purchase and sale of the Property, but the contents of such agreement shall be governed by the confidentiality provisions of this Agreement. Notwithstanding the foregoing or anything herein to the contrary, Seller acknowledges and agrees that, as required pursuant to applicable laws and regulations, on or before 5:30 p.m., New York City Time, on the fourth business day following the date of this Agreement, Buyer shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and, at Buyer’s option attaching the material transaction documents (including, without limitation, this Agreement) as exhibits to such filing (including all exhibits, the “8-K Filing”); provided, however that if Buyer does not attach the material transaction documents to the 8-K Filing, it will file such documents with its next Quarterly Report on Form 10-Q or Annual Report on Form 10-K as required by the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. Buyer hereby discloses to Seller that from and after the filing of the 8-K Filing with the SEC, Seller shall not be in possession of any material, nonpublic information received from Buyer, any of its subsidiaries, or any of its respective officers, directors, employees, or agents, that is not disclosed in the 8-K Filing or covered by a non-disclosure agreement. Subject to the foregoing, neither Buyer nor Seller shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Buyer shall be entitled, without the prior approval of Seller, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations; except that Buyer agrees not to make any such press release or other public statement concerning the terms of this Agreement until after the Closing unless required by applicable law or regulation. Seller’s and Buyer’s obligations under this Section 12.3 shall survive the termination of this Agreement (other than by the Closing).

12.4 Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

12.5 Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

12.6 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (i) Closing shall not be delayed or affected by reason of the Exchange, nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party’s obligations under this Agreement; (ii) the party electing to consummate this transaction as part of an Exchange (the “Electing Party”) shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the other party (the “Accommodator”) shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the Electing Party shall pay any additional costs that would not otherwise have been incurred by the Accommodator had the Electing Party not consummated this transaction through the Exchange. The Accommodator shall not by this Agreement or acquiescence to the Exchange proposed by the Electing Party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the Electing Party that the Exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The Electing Party hereby agrees to indemnify, defend and hold harmless the Accommodator from any claim, damage, liability, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney’s fees) the Accommodator may suffer or incur as a result of the Accommodator’s participation in the aforesaid Exchange or Exchanges. The covenants, obligations and indemnity contained in this Section 12.6 shall survive the Closing hereunder and delivery of the Deed.

12.7 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Buyer shall not assign this Agreement without the prior consent of Seller, which Seller may withhold in Seller’s sole discretion; provided however, that Buyer may assign its rights under this Agreement, following written notice to Seller, to any entity that is controlling, controlled by or in common control with Buyer. Buyer shall not be released or relieved of any of its obligations under this Agreement in the event of any assignment by Buyer of this Agreement or any of Buyer’s rights and/or obligations under this Agreement. Any permitted assignee of Buyer’s rights under this Agreement shall be obligated to expressly assume in writing, as a condition to the effectiveness of such assignment, all of Buyer’s obligations under this Agreement and agree in writing to be bound by the terms of this Agreement (including, without limitation, the provisions of Sections 6.1 and 6.2 above) as such permitted assignee were the original Buyer signing this Agreement. In the event of any permitted assignment by Buyer hereunder, Buyer shall notify Seller in writing of the name and signature block of such permitted assignee at least five (5) business days prior to the Closing Date.

12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.10 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, limited liability company any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity. The parties hereto acknowledge and agree that the doctrine or rule of construction that ambiguities in a contract or written agreement are to be construed against the party that drafted such contract or agreement shall not be employed in connection with this Agreement, and that this Agreement shall be construed in accordance with its fair meaning.

12.11 Amendments. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

12.12 No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

12.13 Computation of Time. Any and all references in this Agreement to time periods which are specified by reference to a certain number of days refer to calendar days, unless “business days” is otherwise expressly provided. Therefore, if (a) the last date by which Closing is permitted to occur hereunder, or (b) any date by which either party hereto is required to provide the other party with notice hereunder, occurs on a Saturday or a Sunday or a banking holiday in California, then and in any of such events, such applicable date shall be deemed to occur, for all purposes of this Agreement, on that calendar day which is the next succeeding day, which is not a Saturday, Sunday or banking holiday.

12.14 Limited Liability. Subject to the limits of Section 11.2(c)(i), the obligations of Seller are intended to be binding only on the Seller’s interest in the Property (in the event this Agreement is terminated) or Seller’s net proceeds from the sale of the Property (if the Closing occurs) and the obligations of Seller shall not be personally binding upon, nor shall any resort be had to, the private properties of any of Seller’s members or manager or any of their respective agents, employees, members, managers, partners, trustees, officers, directors or shareholders.

12.15 No Third Party Rights; Brokers Not Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Seller and Buyer agree that it is their specific intent that no broker is a party to or a third party beneficiary of this Agreement or the Escrow established pursuant to this Agreement; and further that consent of a broker is not necessary to any agreement, amendment or document with respect to the transaction contemplated by this Agreement.

12.16 Not an Offer. This Agreement shall not constitute an offer and this Agreement shall not be binding upon or enforceable against Seller or Buyer unless and until this Agreement is fully executed and delivered by Seller and Buyer.

12.17 Facsimile or Email Signatures. Signatures to this Agreement transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted signature and shall accept the telecopied or electronically transmitted signature of the other party to this Agreement.

[The next page contains signatures; remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

McKAY HENRY, LLC, a California limited liability company

By:	/s/ Mark Regoli
Name:	Mark Regoli
Title:	Authorized Representative

BUYER:

SYNAPTICS INCORPORATED, a Delaware corporation

By:	/s/ Jim Harrington
Name:	Jim Harrington
Title:	Senior Vice-President

JOINDER BY TITLE COMPANY

The undersigned, First American Title Company, has executed this Agreement in order to confirm that it has received and shall hold the Deposit required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall hold and disburse the Deposit, and the interest earned thereon, pursuant to the provisions of this Agreement. By executing this Agreement below, the undersigned also agrees to comply with the provisions of Article 10 of the Agreement to the extent applicable to the Title Company

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Date executed by Title Company

            , 2012

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON LOT LINE ADJUSTMENT PERMIT NO. AT08-040 AS EVIDENCE BY DOCUMENT RECORDED OCT 24, 2008 AS DOCUMENT NO. 20027580 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF PARCEL 2 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS.

TOGETHER WITH THE FOLLOWING PARCEL:

THAT PORTION OF PARCEL 1 AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE GENERAL NORTHEAST LINE OF SAID PARCEL 1, THE FOLLOWING TWO COURSES:

1. NORTH 38° 25’ 33” WEST, 198.05 FEET;

2. SOUTH 51° 34’ 27” WEST, 13.50 FEET TO AN ANGLE POINT IN SAID GENERAL NORTHEAST LINE AND THE TRUE POINT OF BEGINNING;

THENCE ALONG THE SAID GENERAL NORTHEAST LINE, NORTH 38° 25’ 33” WEST, 129.46 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWEST LINE OF SAID PARCEL 1, SOUTH 51° 34’ 27” WEST, 13.42 FEET;

THENCE LEAVING SAID NORTHWEST LINE, SOUTH 38° 25’ 33” EAST, 30.65 FEET;

THENCE SOUTH 51° 34’ 27” WEST, 13.33 FEET;

THENCE SOUTH 38° 25’ 33” EAST, 98.81 FEET;

THENCE NORTH 51° 34’ 27” EAST, 26.75 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TWO:

PARCEL 3, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

PARCEL THREE:

AN EASEMENT FOR THE PURPOSES OF SURFACE AND UNDERGROUND STORM WATER DRAINAGE, SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF PARCEL 2 AS SAID-PARCEL 2 IS SHOWN ON PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS AT PAGE 25, SANTA CLARA COUNTY RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOW:

BEGINNING AT A POINT ON A COMMON BOUNDARY OF SAID PARCEL 2 AND PARCEL 3, SAID POINT LYING S. 38° 25’ 33” E., 63.00 FEET FROM THE NORTHWESTERLY COMMON CORNER OF SAID PARCEL 2 AND PARCEL 3 AS SAID PARCEL 3, COMMON BOUNDARY AND CORNER ARE SHOWN ON SAID MAP.

THENCE, FROM SAID POINT OF BEGINNING, ALONG SAID COMMON BOUNDARY, S. 38° 25’ 33” E. 95.50 FEET.

THENCE, CONTINUING ALONG A COMMON BOUNDARY OF SAID PARCELS 2 AND 3, S. 43° 31’ 46” E., 119.85 FEET TO A LINE DRAWN PARALLEL TO AND DISTANT 10.00 FEET FROM THE NORTHWESTERLY LINE OF MCKAY DRIVE AS SAID DRIVE IS SHOWN ON SAID MAP.

THENCE, ALONG SAID PARALLEL LINE, S. 46° 28’ 14” W., 10.38 FEET.

THENCE, N. 34° 45’ 21” W., 68.02 FEET.

THENCE N. 45° 04’ 40” W., 83.94 FEET.

THENCE, N. 32° 41’ 44” W., 65.05 FEET TO THE POINT OF BEGINNING.

PARCEL FOUR:

PARCEL 4, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

APN: 244-19-023 (Affects Parcel Four), 244-19-032 (Affects Parcel Two) and 244-19-047 (Affects Parcel One)

EXHIBIT B

LIST OF DOCUMENTS TO BE DELIVERED OR MADE AVAILABLE TO BUYER

1109, 1151 and 1251 McKay Drive

San Jose, California

•	ALTA

•	ALTA/ACSM Land Title Survey prepared by Slooten Consulting, Inc. dated 09/24/2010

•	Alta Draft 1 by Kier & Wright dated February 2011

•	Alta Draft 2 by Kier & Wright dated February 2011

•	Building Equipment

•	List of Mechanical Equipment

•	CAD Plans – Miscellaneous

•	Building Floor Plans – PDF

•	Hazardous Materials Business Plan

•	Maintenance / Inspection Reports

•	Annual Inspection Report for Chiller 3 at 1109 McKay prepared by York International Corporation dated 08/30/2010

•	Annual Inspection Report for Chiller 4 at 1109 McKay prepared by York International Corporation dated 08/20/2010

•	Repairs proposal tracking reports (2009/2010)

•	Mechanical Equipment Pricing Maintenance Report

•	Mechanical Equipment List

•	Electrical

•	Electrical Survey for 1109 McKay Drive by Howell Electric dated 2/25/11

•	Electrical Survey for 1151 McKay Drive by Howell Electric dated 2/25/11

•	Electrical Survey for 1251 McKay Drive by Howell Electric dated 2/25/11

•	Operating Expenses for 2010

•	Operating Expenses for 2011

•	Operating Expense budget for 2012

•	Environmental

•	Phase I Environmental Site Assessment prepared by C.H.A.S.E. dated 09/30/2010

•	Phase I Environmental Site Assessment Prepared by Geologica Dated 3/2/11 – TBD

•	Property Condition Assessment prepared by Marx | Okubo Associates, Inc. dated 10/19/2010

•	Preliminary Title Report and underlying documents prepared by First American Title Insurance Company dated 01/2012

•	Cal-DAG Accessibility Summary for 1101, 1151 & 1251 by ARC TEC Dated 3-1-11

•	Property Tax Bills (2007/2008 – 2009/2010 – 2011/2012)

•	Parking Lot Summary Report by Black Diamond Paving Dated 2/11

•	Roofing

•	Roof Condition Report for the Lower Roof at 1109 McKay by Weathershield Dated 2.24.2011 and update dated 11.2011

•	Roof Condition Report for the Upper Roof at 1109 McKay by Weathershield Dated 2.24.2011 and update dated 11.2011

•	Roof Condition Report for 1251 McKay by Weathershield Dated 2.24.2011 and update dated 11.2011

•	Roof Condition Report for 1151 McKay by Weathershield Dated 2.24.2011 and update dated 11.2011

•	Service Contracts

•	Chubb Fire Monitoring Contract dated 10.1.2011, one year term paid in advance

•	Cintas Fire Protection contracts, fire sprinkler inspections, dated 10.28.11, 60 days’ notice for termination

•	Crane Pest Control contract, dated 9.30.2011, 30 days cancellable

•	Crane Rodent Control contract, dated 1.6.2012, 30 days cancellable

•	Creative Security contract, dated 10.13.2011, 30 days cancellable

•	Wil-Cal Lighting Maintenance, dated 9.2.2011, 30 days cancellable

•	ABM Janitorial Service contract, dated 9.29.2011, 30 days cancellable

•	Universal Maintenance, parking lot sweeping, dated 10.11.2011, 30 days cancellable

•	ValleyCrest Landscape Maintenance, dated 9.29.11, 30 days cancellable

•	Western Allied Mechanical contract, HVAC preventative maintenance, dated 11.16.11, 30 days cancellable

•	Structural

•	Seismic Risk Assessment / PML Report for 1109 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	Seismic Risk Assessment / PML Report for 1251 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	Seismic Risk Assessment / PML Report for 1151 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	Seismic Risk Assessment SEL/SUL Report for 1109 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	Seismic Risk Assessment SEL/SUL Report for 1151 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	Seismic Risk Assessment SEL/SUL Report for 1251 McKay Drive by Biggs Cardosa Associates Inc. Dated 3/2/11

•	NXP Post Closure Report, dated November 2011

•	Utilities

•	Utility Usage Summary (2006 – 2010)

•	PG&E Bills (February 2009 – September 2010)

•	San Jose Water Company Bills (April 2009 – October 2010)

•	JCP Reports, dated 1.12.2012

•	Preliminary Title Report, First American Title, dated March 29, 2012

EXHIBIT C

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Attn:
SPACE ABOVE THIS LINE FOR RECORDER’S USE

Mail Tax Statements to:	The undersigned grantor or its agent declares: Documentary Transfer Tax is shown on a separate sheet attached to this deed and is not a part of the public record.

(Signatory of Grantor or agent above)

Attn:

A.P.N.s 244-19-047, 244-19-032 and 244-19-023

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

McKay Henry, LLC a California limited liability company (“Grantor”)

hereby GRANT(S) to Synaptics Incorporated, a Delaware corporation (“Grantee”)

that certain real property in the City of San Jose, County of Santa Clara, State of California, as legally described in Exhibit A attached hereto and made a part hereof (the “Property”).

This grant is made subject to all matters of record affecting the Property described in Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

Dated: , 2012	McKAY HENRY, LLC, a California limited liability company

By:
Name:
Title:

Mail Tax Statements To: Same as Above

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON LOT LINE ADJUSTMENT PERMIT NO. AT08-040 AS EVIDENCE BY DOCUMENT RECORDED OCT 24, 2008 AS DOCUMENT NO. 20027580 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF PARCEL 2 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS.

TOGETHER WITH THE FOLLOWING PARCEL:

THAT PORTION OF PARCEL 1 AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE GENERAL NORTHEAST LINE OF SAID PARCEL 1, THE FOLLOWING TWO COURSES:

1. NORTH 38° 25’ 33” WEST, 198.05 FEET;

2. SOUTH 51° 34’ 27” WEST, 13.50 FEET TO AN ANGLE POINT IN SAID GENERAL NORTHEAST LINE AND THE TRUE POINT OF BEGINNING;

THENCE ALONG THE SAID GENERAL NORTHEAST LINE, NORTH 38° 25’ 33” WEST, 129.46 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWEST LINE OF SAID PARCEL 1, SOUTH 51° 34’ 27” WEST, 13.42 FEET;

THENCE LEAVING SAID NORTHWEST LINE, SOUTH 38° 25’ 33” EAST, 30.65 FEET;

THENCE SOUTH 51° 34’ 27” WEST, 13.33 FEET;

THENCE SOUTH 38° 25’ 33” EAST, 98.81 FEET;

THENCE NORTH 51° 34’ 27” EAST, 26.75 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TWO:

PARCEL 3, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

PARCEL THREE:

AN EASEMENT FOR THE PURPOSES OF SURFACE AND UNDERGROUND STORM WATER DRAINAGE, SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF PARCEL 2 AS SAID-PARCEL 2 IS SHOWN ON PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS AT PAGE 25, SANTA CLARA COUNTY RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOW:

BEGINNING AT A POINT ON A COMMON BOUNDARY OF SAID PARCEL 2 AND PARCEL 3, SAID POINT LYING S. 38° 25’ 33” E., 63.00 FEET FROM THE NORTHWESTERLY COMMON CORNER OF SAID PARCEL 2 AND PARCEL 3 AS SAID PARCEL 3, COMMON BOUNDARY AND CORNER ARE SHOWN ON SAID MAP.

THENCE, FROM SAID POINT OF BEGINNING, ALONG SAID COMMON BOUNDARY, S. 38° 25’ 33” E. 95.50 FEET.

THENCE, CONTINUING ALONG A COMMON BOUNDARY OF SAID PARCELS 2 AND 3, S. 43° 31’ 46” E., 119.85 FEET TO A LINE DRAWN PARALLEL TO AND DISTANT 10.00 FEET FROM THE NORTHWESTERLY LINE OF MCKAY DRIVE AS SAID DRIVE IS SHOWN ON SAID MAP.

THENCE, ALONG SAID PARALLEL LINE, S. 46° 28’ 14” W., 10.38 FEET.

THENCE, N. 34° 45’ 21” W., 68.02 FEET.

THENCE N. 45° 04’ 40” W., 83.94 FEET.

THENCE, N. 32° 41’ 44” W., 65.05 FEET TO THE POINT OF BEGINNING.

PARCEL FOUR:

PARCEL 4, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

APN: 244-19-023 (Affects Parcel Four), 244-19-032 (Affects Parcel Two) and 244-19-047 (Affects Parcel One)

STATE OF CALIFORNIA)

COUNTY OF SANTA CLARA)

On                     before me,                     personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                     [Seal]

EXHIBIT C-1

DO NOT RECORD

FILOR REQUESTS

DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE: SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

NOTE: This Declaration is not a public record

DOCUMENT #

Property located in:

☐	Unincorporated

☒	City of San Jose

APNs: 244-19-047, 244-19-032 and 244-19-023

DOCUMENTARY TRANSFER TAX         $

☒	Computed on full value

☐	Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY CONVEYANCE TAX         $

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	Signature

Print Name

For (Firm Name)

DO NOT RECORD

EXHIBIT D

ASSIGNMENT OF

WARRANTIES, GUARANTIES AND INTANGIBLE PROPERTY

THIS ASSIGNMENT OF WARRANTIES, GUARANTIES AND INTANGIBLE PROPERTY (the “Assignment”) dated as of         , 2012, is between McKay Henry, LLC, a California limited liability company (“Assignor”), and Synaptics Incorporated, a Delaware corporation (“Assignee”).

A. Assignor owns certain real property and certain improvements thereon located at 1109, 1151 and 1251 McKay Drive, San Jose, California, and more particularly described in attached Exhibit A (the “Property”).

B. Assignor and Assignee are parties to an Agreement of Purchase and Sale and Escrow Instructions dated as of June             , 2012 (the “Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C. Concurrently with the conveyance of the Property to Assignee, Assignor desires to assign to Assignee its interest in certain warranties, guaranties and intangibles, if any, with respect to the Property, and Assignee desires to accept the assignment thereof.

ACCORDINGLY, the parties hereby agree as follows:

1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the “Conveyance Date”), Assignor hereby assigns, to the extent assignable, all of its right, title and interest, if any, in and to the following:

(a) any warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property, which are identified on Schedule 1 attached hereto; and

(b) all Intangible Property (as defined in the Agreement referred to above); provided, however, as to any indemnification, hold harmless and defense rights or causes of action relating to the Property assignable to Assignee hereunder, Assignor shall have and reserve to itself any such rights and benefits as are necessary in defense of or in connection with any claims, actions or proceedings against Assignor for which indemnity, hold harmless or defense rights is available.

2. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees and costs.

3. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

4. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

McKAY HENRY, LLC, a California limited liability company

By:
Name:
Title:

ASSIGNEE:

SYNAPTICS INCORPORATED, a Delaware corporation

By:
Name:
Title:

EXHIBIT A TO ASSIGNMENT OF WARRANTIES,

GUARANTIES AND INTANGIBLE PROPERTY

All that certain real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL B AS SHOWN ON LOT LINE ADJUSTMENT PERMIT NO. AT08-040 AS EVIDENCE BY DOCUMENT RECORDED OCT 24, 2008 AS DOCUMENT NO. 20027580 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF PARCEL 2 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS.

TOGETHER WITH THE FOLLOWING PARCEL:

THAT PORTION OF PARCEL 1 AS SHOWN ON THAT PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS, PAGE 25, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE GENERAL NORTHEAST LINE OF SAID PARCEL 1, THE FOLLOWING TWO COURSES:

1. NORTH 38° 25’ 33” WEST, 198.05 FEET;

2. SOUTH 51° 34’ 27” WEST, 13.50 FEET TO AN ANGLE POINT IN SAID GENERAL NORTHEAST LINE AND THE TRUE POINT OF BEGINNING;

THENCE ALONG THE SAID GENERAL NORTHEAST LINE, NORTH 38° 25’ 33” WEST, 129.46 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 1;

THENCE ALONG THE NORTHWEST LINE OF SAID PARCEL 1, SOUTH 51° 34’ 27” WEST, 13.42 FEET;

THENCE LEAVING SAID NORTHWEST LINE, SOUTH 38° 25’ 33” EAST, 30.65 FEET;

THENCE SOUTH 51° 34’ 27” WEST, 13.33 FEET;

THENCE SOUTH 38° 25’ 33” EAST, 98.81 FEET;

THENCE NORTH 51° 34’ 27” EAST, 26.75 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TWO:

PARCEL 3, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

PARCEL THREE:

AN EASEMENT FOR THE PURPOSES OF SURFACE AND UNDERGROUND STORM WATER DRAINAGE, SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF PARCEL 2 AS SAID-PARCEL 2 IS SHOWN ON PARCEL MAP FILED FOR RECORD ON JULY 28, 1983 IN BOOK 515 OF MAPS AT PAGE 25, SANTA CLARA COUNTY RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOW:

BEGINNING AT A POINT ON A COMMON BOUNDARY OF SAID PARCEL 2 AND PARCEL 3, SAID POINT LYING S. 38° 25’ 33” E., 63.00 FEET FROM THE NORTHWESTERLY COMMON CORNER OF SAID PARCEL 2 AND PARCEL 3 AS SAID PARCEL 3, COMMON BOUNDARY AND CORNER ARE SHOWN ON SAID MAP.

THENCE, FROM SAID POINT OF BEGINNING, ALONG SAID COMMON BOUNDARY, S. 38° 25’ 33” E. 95.50 FEET.

THENCE, CONTINUING ALONG A COMMON BOUNDARY OF SAID PARCELS 2 AND 3, S. 43° 31’ 46” E., 119.85 FEET TO A LINE DRAWN PARALLEL TO AND DISTANT 10.00 FEET FROM THE NORTHWESTERLY LINE OF MCKAY DRIVE AS SAID DRIVE IS SHOWN ON SAID MAP.

THENCE, ALONG SAID PARALLEL LINE, S. 46° 28’ 14” W., 10.38 FEET.

THENCE, N. 34° 45’ 21” W., 68.02 FEET.

THENCE N. 45° 04’ 40” W., 83.94 FEET.

THENCE, N. 32° 41’ 44” W., 65.05 FEET TO THE POINT OF BEGINNING.

PARCEL FOUR:

PARCEL 4, AS SHOWN ON PARCEL MAP FILED JULY 28, 1983 IN BOOK 515 OF MAPS, AT PAGE 25, SANTA CLARA COUNTY RECORDS.

APN: 244-19-023 (Affects Parcel Four), 244-19-032 (Affects Parcel Two) and 244-19-047 (Affects Parcel One)

SCHEDULE 1 TO ASSIGNMENT OF WARRANTIES, GUARANTIES AND

INTANGIBLE PROPERTY

NONE

EXHIBIT E

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code (“IRC”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform SYNAPTICS INCORPORATED, a Delaware corporation (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by McKAY HENRY, LLC, a California limited liability company (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(ii) of the IRC.

3. Transferor’s U.S. employer identification number is 27-4794990; and

4. Transferor’s office address is c/o South Bay Development Company, 1690 Dell Avenue, Campbell, CA 95008.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of , 2012.	McKay HENRY, LLC, a California limited liability company

By:
Name:
Title:

EXHIBIT F

YEAR	CALIFORNIA FORM

2012	Real Estate Withholding Certificate	593-C

Part I – Seller’s Information		Return this form to your escrow company.
Name McKay Henry, LLC			SSN or ITIN
Spouse’s/RDP’s name (if jointly owned)			Spouse’s/RDP’s SSN or ITIN (if jointly owned)

Address (suite, room, PO Box, or PMB no.)			☒ FEIN	☐ CA Corp no.	☐ SOS file no.
1690 Dell Avenue			27-4794990
City Campbell	State CA	ZIP Code 95008			Ownership Percentage 100%
Property address (if no street address, provide parcel number and county) 1109, 1151 and 1251 McKay Drive, San Jose, CA

To determine whether you qualify for a full or partial withholding exemption, check all boxes that apply to the property being sold or transferred. (See line-by-line notes in the Instructions)

Part II – Certifications which fully exempt the sale from withholding:

1.	☐	The property qualifies as the seller’s (or decedent’s, if sold by the decedent’s estate) principal residence within the meaning of Internal Revenue Code (IRC) Section 121.

2.	☐	The seller (or decedent, if sold by the decedent’s estate) last used the property as the seller’s (decedent’s) principal residence within the meaning of IRC Section 121 without regard to the two-year time period.

3.	☐	The seller has a loss or zero gain for California income tax purposes on this sale. To check this box you must complete Form 593-E, Real Estate Withholding-Computation of Estimated Gain or Loss, and have a loss or zero gain on line 16.

4.	☐	The property is being compulsorily or involuntarily converted and the seller intends to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033.

5.	☐	The transfer qualifies for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest).

6.	☐	The seller is a corporation (or a limited liability company (LLC) classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State (SOS) or has a permanent place of business in California.

7.	☒	The seller is a California partnership, or qualified to do business in California (or an LLC that is classified as a partnership for federal and California income tax purposes and is not a single member LLC) that is not disregarded for federal and California income tax purposes. If this box is checked, the partnership or LLC must still withhold on nonresident partners or members.

8.	☐	The seller is a tax-exempt entity under California or federal law.

9.	☐	The seller is an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust.

Part III – Certifications that may partially or fully exempt the sale from withholding:

Real Estate Escrow Person (REEP): See instructions for amounts to withhold.

10.	☐	The transfer qualifies as a simultaneous like-kind exchange within the meaning of IRC Section 1031.

11.	☐	The transfer qualifies as a deferred like-kind exchange within the meaning of IRC Section 1031.

12.	☐	The transfer of this property is an installment sale where the buyer is required to withhold on the principal portion of each installment payment. Copies of Form 593-I, Real Estate Withholding Sale Acknowledgement, and the promissory note are attached.

Part IV – Seller’s Signature

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that the Franchise Tax Board may review relevant escrow documents to ensure withholding compliance and that completing this form does not exempt me from filing a California income or franchise tax return to report this sale.

Seller’s Name and Title	McKay Henry, LLC	Seller’s Signature	See signature page attached	Date	, 2012

Spouse’s/RDP’s Name		Spouse’s/RDP’s Signature		Date

Please verify that the SSN or ITIN listed above in Part I of this form is correct.

Seller:	If you checked any box in Part II , you are exempt from real estate withholding.

If you checked any box in Part III, you may qualify for a partial or complete withholding exemption.

If you did not check any box in Part II or Part III, the withholding will be 3 1/3% (0.333) of the total sales price or the optional gain on sale withholding amount certified by seller on Form 593, Real Estate Withholding Tax Statement.

If you are withheld upon, the withholding agent should give you one copy of Form 593. Attach a copy to the lower front of your California income tax return and make a copy for your records.

Keep Form 593-C for five years following the close of the transaction. You must furnish the form to the Franchise Tax Board upon request.

For Privacy Notice, get form FTB 1131.	7131113	Form 593-C C2 2010

SIGNATURE PAGE

McKAY HENRY, LLC, a California limited liability company

By:
Name:
Title:

EXHIBIT G

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made this             day of             , 2012, by McKAY HENRY, LLC, a California limited liability company (“Seller”), in favor of SYNAPTICS INCORPORATED, a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Escrow Instructions dated as of June             , 2012, as the same may be amended (the “Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Agreement)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer, effective as of the Closing under the Agreement, all of Seller’s right, title and interest, if any, in the Personal Property referred to in Section 1.1(d) of the Agreement, without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Agreement.

WITH RESPECT TO ALL MATTERS TRANSFERRED HEREUNDER, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.

McKAY HENRY, LLC, a California limited liability company

By:
Name:
Title: